UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
July 12, 2016
Date of Report (Date of earliest event reported)

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IMMERSION CORPORATION
(Exact name of Registrant as specified in its charter)
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Delaware	000-27969	94-3180138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

50 Rio Robles, San Jose, CA	95134
(Address of principal executive offices)	(Zip Code)
(408) 467-1900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 12, 2016, Immersion Corporation, a Delaware corporation (the “Immersion”), together with Immersion Software Ireland Limited, an Irish company and a wholly owned subsidiary of Immersion, entered into an Amendment No. 4 (the “Amendment”) to Amended and Restated License Agreement (the “Agreement”) with Samsung Electronics Co., Ltd., a South Korean corporation (“Samsung”). Pursuant to the Agreement, the parties agreed to amend Section 13.4(c) relating to the Product Life Cycle Wind-Down Rights (as defined in the Agreement) to permit Samsung to exercise the Product Life Cycle Wind-Down Rights for $19 million. The parties also agreed to terminate the arbitration proceedings relating to the Product Life Cycle Wind-Down Rights and to release each other for a variety of matters. Immersion also agreed not to bring any judicial, administrative or other action against Samsung relating to the Amendment or patent infringement for a period of time.

Immersion intends to file the Amendment as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION
Date: July 18, 2016	By:	/s/ Amie Peters
		Name:	Amie Peters
		Title:	General Counsel